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                         FIRST NATIONWIDE HOLDINGS INC.
                         FIRST NATIONWIDE ESCROW CORP.

                   10 5/8% Senior Subordinated Notes Due 2003

                                      and

              10 5/8% Senior Subordinated Exchange Notes Due 2003


                    ----------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE


                          Dated as of January 3, 1997


                       Supplementing the Indenture, Dated
                       as of September 19, 1996, Between
                       First Nationwide Escrow Corp. and
                        The Bank of New York, as Trustee


                    ----------------------------------------


                              THE BANK OF NEW YORK
                                    TRUSTEE





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         FIRST SUPPLEMENTAL INDENTURE, dated as of January 3, 1997 (the "First
Supplemental Indenture"), among FIRST NATIONWIDE HOLDINGS INC., a Delaware corporation ("Holdings"), FIRST NATIONWIDE ESCROW CORP., a Delaware corporation ("FN Escrow"), and THE BANK OF NEW YORK (the "Trustee"), as Trustee under the Indenture referred to herein;

         WHEREAS, FN Escrow and the Trustee heretofore executed and delivered an Indenture, dated as of September 19, 1996 (the "Indenture"); and

         WHEREAS, pursuant to the Indenture FN Escrow issued and the Trustee authenticated and delivered $575 million aggregate principal amount of FN Escrow's 10 5/8% Senior Subordinated Notes Due 2003 (the "Securities"); and

         WHEREAS, Holdings and FN Escrow have entered into the Agreement and Plan of Merger, dated as of September 19, 1996, pursuant to which FN Escrow will merge with and into Holdings (the "FN Escrow Merger") on the date hereof; and

         WHEREAS, Section 5.01(a) of the Indenture provides that in the case of the FN Escrow Merger, Holdings shall expressly assume by supplemental indenture all the obligations under the Securities and the Indenture; and

         WHEREAS, Section 10.01 of the Indenture provides that FN Escrow and the Trustee may amend the indenture and the Securities without notice to or consent of any Holders of the Securities in order to comply with Article V of the Indenture; and

         WHEREAS, this First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of Holdings and FN Escrow.

         NOW, THEREFORE, Holdings, FN Escrow and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

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                                   ARTICLE I
                      ASSUMPTION BY SUCCESSOR CORPORATION

         SECTION 1.1. Assumption of the Securities. Holdings hereby expressly assumes the due and punctual payment of the principal of and interest on the Securities and all obligations of FN Escrow under the Securities and the Indenture and shall be the successor to FN Escrow under the Indenture.

         SECTION 1.2. Trustee's Acceptance. The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.


                                   ARTICLE II
                                 Miscellaneous

         SECTION 2.1. Effect of Supplemental Indenture. Upon the later to occur of (i) the execution and delivery of this First Supplemental Indenture by Holdings, FN Escrow and the Trustee and (ii) the consummation of the FN Escrow Merger, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

         SECTION 2.2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

         SECTION 2.3. Indenture and Supplemental Indenture Construed Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together.

         SECTION 2.4. Confirmation and Preservation of Indenture. The Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

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         SECTION 2.5. Conflict with Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this First Supplemental Indenture, the provision of the TIA shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

         SECTION 2.6. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 2.7. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

         SECTION 2.8. Headings. The Article and Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 2.9. Benefits of First Supplemental Indenture, etc. Nothing in this First Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Securities.

         SECTION 2.10. Successors. All agreements of Holdings in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

         SECTION 2.11. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken

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as the statements of FN Escrow and Holdings, and the Trustee assumes no responsibility for their correctness.

         SECTION 2.12. Certain Duties and Responsibilities of the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

         SECTION 2.13. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 2.14. Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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         IN WITNESS WHEREOF, the parties have caused this First Supplemental
Indenture to be duly executed as of the date first written above.


                                            FIRST NATIONWIDE HOLDINGS INC.



                                            By: /s/ Glenn P. Dickes
                                               ---------------------------
                                                Name:  Glenn P. Dickes
                                                Title: Vice President


                                            FIRST NATIONWIDE ESCROW CORP.



                                            By: /s/ Glenn P. Dickes
                                               ---------------------------
                                                Name:  Glenn P. Dickes
                                                Title: Vice President


                                            THE BANK OF NEW YORK, as Trustee



                                            By: /s/ Vivian Georges
                                               ---------------------------
                                                Name:  Vivian Georges
                                                Title: Assistant Vice
                                                          President

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